EXHIBIT 21

ROCK-TENN COMPANY SUBSIDIARIES OF ROCK-TENN COMPANY
9273-2775 Quebec Inc.	Quebec, Canada
605681 N.B. Inc.	New Brunswick, Canada
GraphCorr, LLC	Delaware
Innerpac Holding Company	Delaware
Innerpac, LLC	Delaware
PCPC, Inc.	California
PREflex LLC	Delaware
RockTenn – PrePrint Canada Inc./Preimpression – RockTenn Canada Inc.	Quebec, Canada
RockTenn – Puerto Rico, Inc.	Puerto Rico
RockTenn – Solvay, LLC	Delaware
RockTenn – Southern Container, LLC	Delaware
RockTenn Company of Canada Inc./Compagnie RockTenn du Canada Inc.	Quebec, Canada
Rock-Tenn Astra, LLC	Georgia
Rock-Tenn Canada Holdings, Inc.	Georgia
RockTenn Company of Canada Holdings Corp./Compaigne de Holdings RockTenn du Canada Corp.	Nova Scotia, Canada
Rock-Tenn Company of Texas	Georgia
Rock-Tenn Converting Company	Georgia
RockTenn CP, LLC	Delaware
Rock-Tenn Financial, Inc.	Delaware
RockTenn HY Holdings Limited	British Virgin Islands
Rock-Tenn Leasing Company, LLC	Georgia
Rock-Tenn Mill Company, LLC	Georgia
Rock-Tenn Partition Company	Georgia
Rock-Tenn Services Inc.	Georgia
Rock-Tenn Shared Services, LLC	Georgia
Rock-Tenn XL, LLC	Georgia
Rock-Tenn XLS, LLC	Georgia
RTS Embalajes de Argentina	Argentina
RTS Embalajes De Chile Limitada	Chile
RTS Empaques, S. De R.L. de CV	Mexico
RTS Innerpac, Inc.	Delaware
RTS Packaging, LLC	Delaware
RTS Packaging Canada Inc.	Nova Scotia, Canada
RTS Packaging Foreign Holdings, LLC	Georgia
Smurfit Stone i2i Design Center, Ltd.	British Virgin Islands
RockTenn – Asia Limited	Hong Kong
Smurfit-Stone (China)	PRC
Smurfit-Stone China Trading Ltd.	British Virgin Islands

ROCK-TENN COMPANY SUBSIDIARIES OF ROCK-TENN COMPANY
Smurfit-Stone Container Corporation Charitable Fund	Missouri
Smurfit-Stone Packaging (Dongguan) Co. Ltd.	PRC
RockTenn – International Cooperative U.A.	Netherlands
RockTenn – Mexico S. de R.L. de C.V.	Mexico
Stone Container Finance Co of Canada II	Nova Scotia, Canada
Stone Global, Inc.	Delaware
RockTenn International Services Corporation	Delaware
Stone Truepenny International Inc.	British Virgin Islands
TenCorr Containerboard, LLC	Nevada
Timber Capital Holdings LLC	Delaware
Timber Note Holdings LLC	Delaware
Waldorf Corporation	Delaware
Xiamen Stone Millennium Packaging & Paper Industries Co., Ltd.	PRC